     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1998

                                                      Registration No. 333-43201

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                          PIMCO ADVISORS HOLDINGS L.P.
             (Exact name of registrant as specified in its charter)

           Delaware                                             13-3412614
 (State or other jurisdiction                                 (I.R.S. Employer
      of incorporation or                                    Identification No.)
         organization)
                            800 Newport Center Drive
                         Newport Beach, California 92660
                                 (949) 717-7022
                          (Address, including zip code,
                         and telephone number, including
                           area code, of registrant's
                          principal executive offices)

                               -----------------

                           1998 UNIT INCENTIVE PLAN OF
                          PIMCO ADVISORS HOLDINGS L.P.
                             AND PIMCO ADVISORS L.P.

                              (Full title of Plan)

                                 -------------

              Kenneth M. Poovey                             Copy to:
 Chief Operating Officer and General Counsel            David C. Flattum
         PIMCO Advisors Holdings L.P.                   Latham & Watkins
           800 Newport Center Drive            650 Town Center Drive, Suite 2000
       Newport Beach, California 92660            Costa Mesa, California 92626
                (949) 717-7022                           (714) 540-1235

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                Proposed
                                              Proposed           Maximum
 Title of Each Class         Amount            Maximum          Aggregate         Amount of
   of Securities to           to be        Offering Price        Offering        Registration
    be Registered          Registered       Per Unit (1)        Price (1)           Fee(2)
---------------------------------------------------------------------------------------------

Units of Limited           6,500,000           $26.9375        $175,093,750         $51,653
Partner Interest
---------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the units of limited partner interest, as reported on the New York Stock Exchange on October 5, 1998.

(2) On December 24, 1997, the Registrant paid a registration fee of $92,099 in connection with the registration of 10,000,000 units of limited partner interest pursuant to this Registration Statement. Pursuant to Instruction E of Form S-8, the Registrant is paying a registration fee of $51,920 in connection with the registration of an additional 6,500,000 units of limited partner interest pursuant to this Post-Effective Amendment No. 1.

================================================================================
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                                     PART I

        The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

        This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-43201) (this "Amendment") relates to the amending and restating of the 1997 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P. (the "1997 Plan"). This Registration Statement, initially filed with the Securities and Exchange Commission on December 24, 1997, covered 10,000,000 units of limited partner interest of PIMCO Advisors Holdings L.P. (the "Registrant") authorized for issuance pursuant to the 1997 Plan. Effective January 1, 1998, the Management Boards of the Registrant and PIMCO Advisors L.P. amended and restated the 1997 Plan. As a result, the 1997 Plan is now named the 1998 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P. (the "1998 Plan"). Additionally, pursuant to this Amendment, the Registrant is registering an additional 6,500,000 units of limited partner interest for issuance pursuant to the 1998 Plan. The Registrant will provide each participant to the 1998 Plan a revised prospectus for the 1998 Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference into this Amendment the information contained in the Registrant's Registration Statement on Form S-8 (File No. 333-43201) filed with the Commission on December 24, 1997.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the securities being registered hereunder are being passed upon by Kenneth M. Poovey, Chief Operating Officer and General Counsel of the Registrant. Mr. Poovey holds options to purchase units of limited partner interest of the Registrant.

ITEM 8. EXHIBITS

        The following are the exhibits required by Item 601 of Regulation S-K.

           5.1     Opinion of Kenneth M. Poovey
          10.1 1998 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P. (Incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended March 31, 1998)
          23.1     Consent of Kenneth M. Poovey (included in Exhibit 5.1)
          23.2     Consent of PricewaterhouseCoopers LLP
          23.3     Consent of Deloitte & Touche LLP

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 5th day of October, 1998.

                                                 PIMCO ADVISORS HOLDINGS L.P.


                                                 By:  /s/ WILLIAM D. CVENGROS
                                                      --------------------------
                                                      William D. Cvengros
                                                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

           Signature                         Title                            Date
           ---------                         -----                            ----

     /s/ WILLIAM D. CVENGROS            Board Member and                October 5, 1998
  -----------------------------       Chief Executive Officer
      William D. Cvengros         (Principal Executive Officer)


     /s/ ROBERT M. FITZGERALD            Board Member,                  October 5, 1998
  ------------------------------    Senior Vice President and
     Robert M. Fitzgerald           Chief Financial Officer
                                  (Principal Financial and
                                     Accounting Officer)

      /s/ KENNETH M. POOVEY      Board Member, Chief Operating          October 5, 1998
-----------------------------     Officer and General Counsel
       Kenneth M. Poovey


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

                                  EXHIBIT INDEX

EXHIBIT                                                                     PAGE
-------                                                                     ----

 5.1       Opinion of Kenneth M. Poovey                                       5
10.1       1998 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and       --
           PIMCO Advisors L.P. (Incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended March 31,
           1998)
23.1       Consent of Kenneth M. Poovey (included in Exhibit 5.1)             --
23.2       Consent of PricewaterhouseCoopers LLP                              6
23.3       Consent of Deloitte & Touche LLP                                   7


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